Exhibit 99.3

INDEPENDENT AUDITORS’ REPORT

To the Management of the Abbott Diagnostics Division and
Ross Products Division of Abbott Laboratories:

We have audited the accompanying statements of net assets sold of the Rapid Diagnostics Product Lines (the ”Product Lines”) of the Abbott Diagnostics Division and Ross Products Division of Abbott Laboratories (“Abbott”) as of September 30, 2003 and December 31, 2002 and 2001, and the related statements of net sales in excess of expenses for the nine-month period ended September 30, 2003 and the years ended December 31, 2002 and 2001 (the “Rapid Diagnostics Statements”).  These Rapid Diagnostics Statements are the responsibility of Abbott management.  Our responsibility is to express an opinion on these Rapid Diagnostics Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Rapid Diagnostics Statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Rapid Diagnostics Statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Rapid Diagnostics Statements presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying Rapid Diagnostics Statements were prepared to present the net assets sold and related statements of net sales in excess of expenses of the Product Lines for the purposes described in Note 1 to the Rapid Diagnostics Statements and are not intended to be a complete presentation of the Product Lines’ assets, liabilities, revenues and expenses.

In our opinion, the Rapid Diagnostics Statements present fairly, in all material respects, the net assets sold of the Product Lines as of September 30, 2003, December 31, 2002 and 2001 and the net sales in excess of expenses for the nine-month period ended September 30, 2003 and the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Chicago, Illinois
October 24, 2003

RAPID DIAGNOSTICS PRODUCT LINES OF
ABBOTT DIAGNOSTICS DIVISION AND
ROSS PRODUCTS DIVISION OF ABBOTT LABORATORIES

STATEMENTS OF NET ASSETS SOLD
SEPTEMBER 30, 2003 AND DECEMBER 31, 2002 AND 2001
(Dollars in thousands)

	September 30,	December 31,
	2003	2002	2001

NET MANUFACTURING ASSETS	$3,854	$4,373	$4,503

See notes to financial statements.

RAPID DIAGNOSTICS PRODUCT LINES OF
ABBOTT DIAGNOSTICS DIVISION AND
ROSS PRODUCTS DIVISION OF ABBOTT LABORATORIES

STATEMENTS OF NET SALES IN EXCESS OF EXPENSES
FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2003 AND
YEARS ENDED DECEMBER 31, 2002 AND 2001
(Dollars in thousands)

	September 30,	December 31,
	2003	2002	2001

NET SALES	$42,640	$61,904	$63,987

COST OF SALES	30,291	41,018	39,408

GROSS MARGIN	12,349	20,886	24,579

OTHER EXPENSES	4,088	8,657	7,527

NET SALES IN EXCESS OF EXPENSES	$8,261	$12,229	$17,052

See notes to financial statements.

RAPID DIAGNOSTICS PRODUCT LINES OF
ABBOTT DIAGNOSTICS DIVISION AND
ROSS PRODUCTS DIVISION OF ABBOTT LABORATORIES

NOTES TO RAPID DIAGNOSTICS STATEMENTS
PERIOD ENDED SEPTEMBER 30, 2003 AND
YEARS ENDED DECEMBER 31, 2002 AND 2001

(Dollars in thousands)

1.                      BASIS OF PRESENTATION

Abbott Laboratories (“Abbott”) and Inverness Medical Innovations, Inc., Inverness Medical Switzerland GmbH Morpheus Acquisition Corp. and Morpheus Acquisition LLC (collectively “Inverness”) entered into an Asset Purchase Agreement (the “Agreement”) dated September 30, 2003.  The Agreement transfers the ownership rights to certain assets related to the developing, manufacturing, marketing and selling of Abbott Laboratories’ Rapid Diagnostics Product Lines (the ”Product Lines”).  The assets sold include certain manufacturing and intellectual property assets as well as the worldwide rights and trademarks for the Products Lines.  The intangible assets sold did not have a historical net book value prior to the sale.

The accompanying Rapid Diagnostics statements present the net assets sold and the net sales in excess of expenses of the Product Lines.  These Rapid Diagnostics statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

These Rapid Diagnostics statements set forth only net sales and expenses attributable to the Product Lines and do not include all the costs and expenses associated with a stand-alone, separate company.  Accordingly, not included in expenses are certain regulatory costs, income tax expense, cash management/treasury functions and various services provided by Abbott or divisions thereof not directly associated with the assets sold or to the generation of the net sales presented.

2.                      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business—The Abbott Diagnostics Division (“ADD”) and Ross Products Division (“RPD”) of Abbott produce and market rapid response diagnostic tests through the FactPlus, TestPack, and Signify brand names.  The Product Lines are sold to end users in retail markets and through distributors worldwide.

Basis of Consolidation—Financial statements of the Product Lines’ international affiliates outside the United States (“U.S.”) are consolidated as of the dates presented on a one-month lag basis, due to the time needed to consolidate these subsidiaries.  No events have occurred related to the foreign subsidiaries during September 2003, December 2002 and December 2001 that materially affected the net assets sold or the net sales in excess of expenses.  Financial statements of foreign affiliates are generally measured using the local currency as the functional currency.  Net assets denominated in non-U.S. dollar currencies are translated into U.S. dollar equivalents using year-end foreign exchange rates.  Sales and expenses are translated monthly at amounts which approximate average exchange rates for the period.

Use of Estimates—The preparation of the Rapid Diagnostics statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets sold at the date of the financial statements, and the reported amounts of net sales and expenses during the reported periods.  Actual results could differ from those estimates.

Net Manufacturing Assets—Net manufacturing assets consist of machinery and equipment used to manufacture and package product inventory.  The machinery and equipment are primarily located at Abbott’s North Chicago, Illinois and Matsudo, Japan plants that manufacture and package inventory for the Product Lines.  Net manufacturing assets are stated at cost less accumulated depreciation of approximately $13,327, $12,719, and $12,194 at September 30, 2003 and December 31, 2002 and 2001, respectively, which is provided using the straight-line method over the estimated useful lives of the assets ranging from three years to fifteen years.

Revenue Recognition—Revenue from product sales is recognized upon passage of title and risk of loss to customers.  Provisions for discounts and rebates to customers, returns and other adjustments are recorded as a reduction of gross sales in the period related sales are recorded.  Net sales include gross sales less amounts for coupons and brand development expenses in accordance with Emerging Issues Task Force Issue 01-9.

Cost of Sales—Cost of sales includes costs to manufacture inventory, including an allocation of the Product Lines’ variable and fixed overhead based on ADD’s and RPD’s manufacturing costs.  These  allocations of manufacturing costs, manufacturing management, freight and distribution are based on a historical relationship between sales of the Product Lines and sales of other similar Abbott products.  Management believes these allocations to be reasonable.

Other Expenses—Other expenses include direct promotion and advertising, and other marketing expenses attributable to the Product Lines.  These costs also include U.S. selling and marketing expenses directly attributable to the Product Lines.  In addition, an allocation of indirect selling, general and administrative expenses has been made using a historical relationship between sales of the Product Lines and sales of other similar Abbott products.  Management believes these allocations to be reasonable.

Commitments and Contingencies—Various patent lawsuits, claims and proceedings related to the Product Lines of a nature considered normal to ADD, RPD and Abbott are pending.  Management believes that these lawsuits, claims and proceedings are without merit or will not have a material adverse effect on the Product Lines’ net sales in excess of expenses or net assets sold.

3.                      RELATED-PARTY TRANSACTIONS

During the nine-month period ended September 30, 2003 and the years ended December 31, 2002 and 2001, Abbott purchased $3,298, $4,577 and $1,544, respectively, of inventory from and paid royalties of $354, $486 and $552 to Inverness and its subsidiaries.

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